                                                                  EXHIBIT 3.03

                          Certificate of Secretary
                          ------------------------
                                     of
                                     --
                             Amendment to Bylaws
                             -------------------

        The undersigned hereby certifies that he is the duly elected, qualified and acting Secretary of Rational Software Corporation (the "Company") and that the amendment to Article III, Section 3.2 of the Company's Bylaws set forth below was duly adopted by the Board of Directors of the Company on February 20, 1997 to become effective on February 20, 1997.


        3.2   NUMBER OF DIRECTORS
              -------------------

               The Board of Directors shall consist of eight (8) persons and shall be divided into three (3) classes as specified or determined pursuant to the Certificate of Incorporation of the corporation in effect from time to time.

        IN WITNESS WHEREOF the undersigned has hereunto set the undersigned's hand this 20th day of February, 1997.


                                        /s/ Robert T. Bond
                                            ------------------------------
                                            Robert T. Bond, Secretary